UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   December 21, 2006

Mac-Gray Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13495	04-3361982
(Commission File Number)	(IRS Employer Identification No.)

404 Wyman Street, Suite 400
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 487-7600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On December 21, 2006, Mac-Gray Corporation (the “Company”), and its subsidiaries, Mac-Gray Services, Inc. and Intirion Corporation, entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent; J.P. Morgan Securities Inc., as sole bookrunner and sole lead arranger; KeyBank National Association, as syndication agent; HSBC Bank USA, N.A., Wachovia Bank National Association and Bank North, N.A., as co-documentation agents; and the lenders party thereto.  The Amended Credit Agreement provides for a revolving credit facility in the amount of $65,000,000 (with the option, subject to customary terms and conditions, to increase the line up to $100,000,000 over the life of the facility) with a maturity date of December 29, 2011.  The Amended Credit Agreement amends the Company’s prior credit agreement, which provided for a $120,000,000 revolving credit facility maturing on January 10, 2010 (the “Prior Credit Agreement”).  The Amended Credit Agreement also amends the Prior Credit Agreement to reduce the interest rate on outstanding borrowings, reduce the undrawn commitment fee and modify certain covenants.  With the exception of these changes, the security, representations and warranties, covenants and events of default have not changed from the Prior Credit Agreement.

Borrowings outstanding under the Amended Credit Agreement bear interest at a fluctuating rate equal to (i) in the case of Eurodollar rate loans, the LIBOR rate (adjusted for statutory reserves) plus an applicable percentage, ranging from 1.00% to 1.50% (initially 1.25%), determined by reference to the Company’s funded debt ratio, or (ii) in the case of alternate base rate loans and swing line loans, the higher of (a) the federal funds rate plus 0.50% or (b) the annual rate of interest announced by JPMorgan Chase Bank, N.A. as its “prime rate,” in each case, plus an applicable percentage, ranging from zero to 0.50% (initially .25%), determined by reference to the Company’s funded debt ratio.

The Company will pay a commitment fee equal to a percentage of the average daily-unused portion of the revolver under the Amended Credit Agreement.  This percentage, initially 0.275%, will be determined quarterly by reference to the Company’s funded debt ratio and will range between 0.25% and 0.30%.

The Company used approximately $25,000,000 of the revolver under the Amended Credit Agreement to repay the outstanding obligations under the Prior Credit Agreement and to pay fees expenses relating to the Amended Credit Agreement.

Certain of the lenders and agents under the Amended Credit Agreement and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

The foregoing description is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01, which is incorporated herein by this reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Amended and Restated Credit Agreement, dated as of December 21, 2006, by and among Mac-Gray Corporation, Mac-Gray Services, Inc., Intirion Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and the banks, lenders and parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date: December 28, 2006	By:	/s/ Michael J. Shea
		Name:	Michael J. Shea
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amended and Restated Credit Agreement, dated as of December 21, 2006, by and among Mac-Gray Corporation, Mac-Gray Services, Inc., Intirion Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and the banks, lenders and parties thereto.